                                                                    Exhibit 99.1

-------------------------------------------------------------------------
AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
Chief Financial Officer
816-584-5611

For Immediate Release

            AMERICAN ITALIAN PASTA COMPANY REPORTS 2007 FISCAL YEAR
               AND FIRST QUARTER FISCAL YEAR 2008 FINANCIAL DATA

                   COMPANY ALSO ANNOUNCES AGREEMENT TO SETTLE
                              DERIVATIVE LAWSUITS

KANSAS CITY, MO, March 13, 2008 - American Italian Pasta Company (AITP.PK),  the
largest  producer  of  dry  pasta  in  North  America,  today  reported  certain preliminary,  unaudited  financial  information for its 2007 fiscal year and for the  first  quarter  (ended  December  28,  2007) of its 2008  fiscal  year.  In addition,  the Company  provided an update on the durum wheat market outlook and announced  the  agreement to settle all  remaining  civil suits arising from the events leading to the Company's anticipated restatement.

"We are  pleased to be in a position  to  provide  to our  shareholders  and the investment community  additional  preliminary and unaudited data on our business and results of operations for the most recent  periods," said Jack Kelly, CEO of
AIPC.

FISCAL YEAR 2007

Operating results

Net  revenue for the fiscal year ended  September  28, 2007 was $397.8  million, including $3.0 million of payments  received  pursuant to the Continued  Dumping and Subsidy Offset Act of 2000 (CDSOA).  Revenues were significantly impacted by general price increases implemented in the fourth quarter and also increased due to overall volume growth of 1.9%, as compared to fiscal year 2006.

Gross profit for the period was $89.1 million, reflecting $308.7 million cost of goods sold. Cost of goods sold included $19.7 million of  depreciation  and also reflected increased durum costs.

Selling and marketing expenses totaled $21.4 million, general and administrative expenses  totaled $33.5 million,  and gain on  disposition of long-lived  assets totaled $0.1  million,  for an operating  profit of $34.3  million.  Selling and marketing expenses included $1.4 million of

American Italian Pasta Co.
March 13, 2008

package  design  amortization.  General  and  administrative  expenses  included professional fees related to our restatement  (legal,  accounting and management consulting) of $13.3 million, and $2.3 million of depreciation and amortization.

Results preliminary

The Company noted that all of the above financial data are unaudited and subject to  adjustment,  and that its final audited  financial  statements  could differ materially from this preliminary  unaudited data. Possible adjustments relate to
promotional   expenses,   accounting  period  cutoff  procedures,   equity-based
compensation  accounting,   and  other  issues  resulting  from  the  previously
announced Audit Committee investigation.

FIRST QUARTER FISCAL YEAR 2008

Operating results

Net revenue for the period ended December 28, 2007 was $111.7 million, including
$4.6  million  of  payments  received  pursuant  to  the  CDSOA.  Revenues  were significantly  impacted by general price increases implemented in the period and also  increased  due to overall  volume growth of 0.9%, as compared to the first quarter of fiscal year 2007.

Gross profit for the period was $24.3 million,  reflecting $87.4 million cost of goods sold.  Cost of goods sold included $5.1 million of  depreciation  and also reflected increased durum costs.

Selling  and   marketing   expenses   totaled   $6.1  million  and  general  and
administrative  expenses totaled $10.2 million,  for an operating profit of $8.0 million.  Selling and marketing expenses included $0.4 million of package design amortization.  General and  administrative  expenses included  professional fees
related  to  the  Company's   restatement  (legal,   accounting  and  management
consulting) of $4.0 million, and $0.6 million of depreciation and amortization.

Results preliminary

The Company noted that all of the above financial data are unaudited and subject to  adjustment,  and that its final audited  financial  statements  could differ materially from this preliminary  unaudited data. Possible adjustments relate to
promotional   expenses,   accounting  period  cutoff  procedures,   equity-based
compensation  accounting,   and  other  issues  resulting  from  the  previously
announced Audit Committee investigation.

DURUM WHEAT AND RELATED COSTS UPDATE

The Company noted that durum wheat prices have continued to rise to historically unprecedented  levels.  Continuing  supply  and  demand  imbalance  and  lack of inventories  on a global level have continued to pressure the durum wheat market in North  America.  The Company has continued to take a somewhat  longer view of its procurement horizon and has adjusted its durum wheat forward buying strategy accordingly.  Given the continuing  rise in durum wheat prices,  the Company has instituted further price increases for its finished pasta products. In addition, the Company noted that it is  experiencing  increased  cost of goods  associated with other production inputs,  such as eggs and increased  transportation  costs

American Italian Pasta Co.
March 13, 2008

caused by higher fuel prices.  While the Company's  pricing actions are expected to help mitigate the impact of the increases in these costs,  the Company's cost of goods sold will  continue to be  adversely  affected by the increase in these raw materials and related inputs.

"We recognize that our customers and consumers are also  experiencing  increased costs in food and other  items",  added Mr.  Kelly.  "While our pasta  remains a great value and provides a healthy and affordable food staple for all consumers, we are continuing to refine our business strategies and improve our productivity and efficiencies to do whatever possible to offset these historically high wheat prices."

LITIGATION UPDATE

The Company  also  announced  that it has  reached an  agreement  in  principle, subject to court  approval,  to settle two  derivative  lawsuits  filed  against current and former  officers and directors of the Company.  The lawsuits  styled
Haag v. Webster et al. (Case No. 05-CV-33137), pending in state court in Jackson
County, Missouri, and Chaiet v. Allen, et al. (Case No 06-744-CV-W-DW),  pending in  federal  court  in  Kansas  City,  alleged,  among  other  things,  that the defendants  had  breached  fiduciary  duties to the Company in  connection  with events leading to the Company's anticipated restatement.  Under the terms of the proposed  settlement,  the Company would agree to institute  certain  governance reforms  at the  Company,  a  number  of which  have  already  been  undertaken, including  the  review of all board  charters  and  governance  principles,  the retention of a  Compliance  Officer,  the hiring of  additional  internal  audit personnel, and the adoption of a comprehensive Code of Conduct. In addition, the
Company agreed to pay attorney's fees and other costs of $1.5 million in cash to counsel for the  plaintiffs,  which  payment  will be made out of the  Company's insurance  policies.  The  proposed  settlement  would  also  resolve  the  case captioned,  Zaleon v. American Italian Pasta Company (C.A. No. 2775-N),  pending in  Delaware  state  court,  seeking to require the Company to conduct an annual meeting.  The Company  noted that it  anticipates  conducting  such meeting upon
completion  of  its  restatement,   the  filing  of  current  audited  financial
statements and the preparation of its proxy statement under SEC rules.

The proposed  settlement  terms will involve no admission of fault or wrongdoing by any current or former officer or director. In addition,  with the anticipated settlement of these cases and the previously announced court approved settlement of the federal  securities  class action  lawsuit (In re American  Italian Pasta
Company Securities Litigation, Case No. 05-CV-0725-W-ODS), the Company will have resolved all pending private civil litigation against the Company and its former or  current  officers  and  directors  arising  from the  events  leading to the
Company's anticipated restatement.

"We are  pleased  to  have an  agreement  in  principle  to  resolve  all  three lawsuits," said Bob Schuller,  General Counsel of AIPC. "We believe the proposed settlement is in the best interest of our  shareholders,  and allows the Company to move  forward  without the cost,  expense,  distraction  and  uncertainty  of continued litigation."

The Company also reported  that it was preparing to issue 527,903  common shares later  this  month in  satisfaction  of the fee  award to class  counsel  in the previously  announced court approved  settlement of the federal securities class action  lawsuit.  The Company also noted

American Italian Pasta Co.
March 13, 2008

that under the  settlement,  it will be issuing  additional  shares to the class with the number of shares  determined  pursuant to the Stipulation of Settlement approved by the Court and previously filed with the SEC.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements by the Company  regarding  operating results for fiscal year 2007 and the first fiscal  quarter of 2008,  the durum wheat market and other  conditions and  litigation  regarding  the  Company or its former or current  officers  and directors are forward-looking. Actual results or events could differ materially.
The  differences  could be  caused by a number of  factors,  including,  but not limited to, the findings of the Audit  Committee  investigation,  the  Company's review of its  financial  statements,  a review  and/or  audit of the  Company's financial  statements by its independent  registered public accounting firm, the
SEC staff review,  the conclusions  reached  regarding  financial  reporting and changes in durum wheat market and other conditions  affecting the Company's cost of goods sold.  The Company will not update any  forward-looking  statements  in this press release to reflect future events.

                                      # # #